EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES

                                                  THREE MONTHS ENDED
                                             ---------------------------
                                              AUGUST 31,      AUGUST 31,
                                                1996             1995
                                             ----------      -----------


(In thousands, except per share data)

PRIMARY
Average shares outstanding                     10,701          10,349
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                  2,298           2,403
                                              -------         -------
      TOTAL                                    12,999          12,752
                                              =======         =======


Net income                                    $ 2,774         $ 2,689
                                              =======         =======
Per share amount                              $   .21         $   .21
                                              =======         =======


FULLY DILUTED


Average shares outstanding                     10,701          10,349
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                          2,435           2,505
                                              -------         -------
     TOTAL                                     13,136          12,854
                                              =======         =======


Net income                                    $ 2,774         $ 2,689
                                              =======         =======
Per share amount                              $   .21         $   .21
                                              =======         =======


                                      -13-
